Exhibit 99.1


         Uranium Resources, Inc. Clarifies Form 424B3 Filing,
                Prospectus Filed Pursuant to Rule 424


    --  "Re-Offer Prospectus" Not an Intent to Sell

    --  Required Update for Employee and Director Benefit Plans

    Metal/Mining Writers/Business Editors

    LEWISVILLE, Texas--(BUSINESS WIRE)--May 16, 2007--Uranium Resources, Inc. (NASDAQ: URRE) ("URI"), a uranium exploration, development and mining company, provided clarification regarding its Form 424B3 entitled RE-OFFER PROSPECTUS filed on May 15, 2007. The filing was NOT an arrangement for a "secondary offering" for the employees and directors, NOR was it an indication that the officers and directors of URI intend to sell their stock.

    The purpose of the filing was to update the Form S-8 Registration Statement filed May 17, 2006 which registered shares of the Company's Common Stock which may be issued from time to time to participants of the Company's 2004 Stock Incentive Plan, as well as other plans that date back to 1995.

    The filing, as required by The Securities and Exchange Act of 1933, fully discloses to investors that the listed participants of the benefit plans do have the right to sell shares they acquired over time pursuant to these benefit plans. In the filing, the Maximum Number of Shares to be Offered provided is, in fact, the total number of shares each individual owns as a result of shares and/or options issued pursuant to the subject benefit plans. The "residual holdings" identified for the individuals after an "assumed" sale represent the shares the particular individual owns as a result of open market purchases which are not related to options issued under the benefit plans.

    ABOUT URANIUM RESOURCES, INC.

    Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 7 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings in New Mexico that includes the proposed ISR project at Church Rock. The Company acquired these properties over the past 20 years along with an extensive information database. URI's strategy is to capitalize on the strong global market for uranium by fully exploiting its resource base in Texas and New Mexico, acquiring new assets and through joint ventures or partnerships.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company's mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price of uranium, weather conditions, operating conditions at the Company's mining projects, government regulation of the mining industry and the nuclear power industry, the world-wide supply and demand of uranium, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company's documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.


    CONTACT: Uranium Resources, Inc.
             David N. Clark, 361-883-3990
             President and COO
             Investors:
             Kei Advisors LLC
             Deborah K. Pawlowski/James M. Culligan
             716-843-3908/716-843-3874
             dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
             or
             Media:
             DW Turner
             Kristin Jensen
             505-888-5877 / 505-363-1496
             kjensen@dwturner.com